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                                                                   EXHIBIT 99.1

                                     PROXY

                           Jones Pharma Incorporated
                                1945 Craig Road
                           St. Louis, Missouri 63146

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

         The undersigned appoints each of ________________, _________________
and _______________, or any of them, with full power of substitution and revocation as Proxy to vote all shares of stock standing in my name on the books of Jones Pharma Incorporated (the "Company") at the close of business on __________________, 2000, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at ______________________, ________________, ____________, on ___________,
_______________, at __:00 __.m., Eastern Time, and at any and all adjournments, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote in his or her discretion as to any other matters which may come before the meeting. At the time of preparation of the Proxy Statement, the Board of Directors knows of no business to come before the meeting other than that referred to in the Proxy Statement.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND ON THIS PROXY.











[X] Please mark votes as in this example.

          ____________________________________________________________

    APPROVAL AND ADOPTION OF MERGER AGREEMENT AND APPROVAL OF MERGER

                FOR               AGAINST               ABSTAIN
                [ ]                 [ ]                   [ ]

          ____________________________________________________________

Dated: __________, 2000

                                    Signed:___________________________


                                    Signed:___________________________


                     Shareholder should sign here exactly as shown on the label affixed hereto. Administrator, Trustee, or Guardian, please give full title. If more than one Trustee, all should sign. All Joint Owners should sign.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO:


______________________